PRESS RELEASE

OM GROUP ANNOUNCES FIRST QUARTER 2015 FINANCIAL RESULTS

Company makes progress on competitive re-positioning and cost-optimization initiatives;
reaffirms 2015 full-year adjusted EBITDA forecast of $105-$115 million

CLEVELAND - April 30, 2015 - OM Group, Inc. (NYSE: OMG) today announced financial results for the three months ended March 31, 2015. For the quarter, the Company reported adjusted EBITDA of $16 million, excluding the results of its divested Advanced Materials cobalt business and charges related to its enterprise initiatives, including previously-announced competitive repositioning and cost optimization actions. The Company also reported a first quarter 2015 loss from continuing operations of $0.37 per diluted share, or a loss of $0.13 per diluted share before the special items noted above and $10 million of costs in connection with concluding the VAC acquisition arbitration process. Reconciliations of the Company's reported results to corresponding U.S. GAAP results are included in this press release.

“The year started off as planned, and first quarter results are in line with our expectations,” said Joe Scaminace, Chairman and Chief Executive Officer of OM Group, Inc. “We are making progress on our enterprise initiatives and fully expect to see benefits from these actions ramp up beginning later this year. The integration of the Yardney acquisition is on track and the business is already accretive to our profitability. The benefits from our cost reduction and growth initiatives, along with the typical seasonality of our businesses, are expected to contribute to sequentially higher profits during the remainder of 2015 and to help mitigate negative EUR/USD translation pressures and operating cost inflation. We are reaffirming our previously-announced forecast of $105-$115 million of adjusted EBITDA for the full year 2015.”

First quarter 2015 net sales were $248 million, or $219 million excluding the divested Advanced Materials business. Sales were lower in the 2015 period compared to the same period a year ago due primarily to the unfavorable translation impact of a lower EUR/USD exchange rate. Excluding both the Advanced Materials sales and the translation impact, consolidated net sales declined by 1%. In Magnetic Technologies, excluding the translation impact, net sales were down 2% due primarily to lower selling prices and two customer projects in permanent magnets that wound down in 2014. Net sales in Battery Technologies were 2% lower than last year's first quarter due primarily to the loss of a medical customer contract in the second half of 2014 and lower export sales for certain defense applications, partially offset by sales from the Yardney acquisition. Excluding translation impacts, net sales in Specialty Chemicals were 2% higher due to favorable mix and strength in memory disk applications.

Cash flows used in operating activities in the first quarter of 2015 were $15 million as compared with usage of $3 million in the prior year’s first quarter. The 2015 cash flow includes $10 million of costs in connection with conclusion of the VAC acquisition arbitration process. During the first quarter of 2015, the Company also made a holdback payment of $42 million, resulting in total cash payments during the quarter related to the VAC acquisition of $52 million. As of March 31, 2015, the Company had $53 million of cash, $40 million of borrowings against its revolving credit facility, and a $4 million VAC acquisition holdback liability.

During the quarter, the Company made progress on its competitive repositioning and cost optimization initiatives that were announced in February. The repositioning process is progressing with the works council in Germany regarding proposed changes to improve competitiveness and performance, and opportunities for positive change continue to be refined. In Battery Technologies, integration of the Yardney acquisition, including realization of synergies identified during the due diligence process, is on track and already producing benefits. In Specialty Chemicals, actions were announced to consolidate operations, reduce headcount and reorganize to better serve customers with high-value added products. The actions taken in the first quarter are expected to deliver annualized savings of approximately $3 million, and the Company expects to announce additional actions in the second quarter. When fully implemented by the end of 2017, enterprise-wide initiatives are expected to deliver annualized savings of $30 million to $40 million, at an aggregate cash expense of approximately $50 million to $65 million over the three-year period.

Mr. Scaminace concluded, “We remain focused on executing our initiatives to improve operating performance, achieve our 2015 plan and take substantial strides toward our 2017 objective of expanding adjusted EBITDA margins by 350-450 basis points. With the VAC arbitration process behind us, we expect to amplify our focus on return of capital initiatives, subject to market and other conditions. In addition to returning additional capital to stockholders, we continue to pursue complementary acquisitions to build-out our platforms. Our path forward is clear, and we are taking decisive actions to create sustainable long-term value for our investors.”

Webcast Information

OM Group has scheduled a conference call and live audio broadcast on the Web for 10 AM EDT today. Investors may access the live audio broadcast by logging on to http://investor.omgi.com. A copy of management's presentation materials will be available on OM Group's website before the call. The company recommends visiting the website at least 15 minutes prior to the webcast to download and install any necessary software. A webcast audio replay will be available on the “Investor Relations - Webcasts” page of the company's website three hours after the call.

About OM Group

OM Group is a technology-driven diversified industrial company serving attractive global markets, including automotive systems, electronic devices, aerospace and defense, industrial and medical. Its business platforms use innovation and technology to address customers’ complex applications and demanding requirements. For more information, visit the Company's website at www.omgi.com.

Forward-Looking Statements

The foregoing discussion may include forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon specific assumptions and are subject to uncertainties and factors relating to the company's operations and business environment, all of which are difficult to predict and many of which are beyond the control of the company. These uncertainties and factors could cause actual results of the company to differ materially from those expressed or implied in the forward-looking statements contained in the foregoing discussion. Such uncertainties and factors include: uncertainty in worldwide economic conditions; technological changes in our industry or in our customers' products; uncertainty with respect to U.S. Government spending levels or priorities; our ability to identify, complete and integrate acquisitions aligned with our strategy; failure to retain and recruit key personnel; the majority of our operations are outside the United States, which subjects us to risks that may adversely affect our operating results; fluctuations in foreign exchange rates; fluctuations in the price and uncertainties in the supply of rare earth materials and other raw materials; costs incurred in connection with competitive repositioning and cost optimization opportunities and our ability to realize anticipated savings; level of returns on pension plan assets and changes in the actuarial assumptions; insurance that we maintain may not fully cover all potential exposures; changes in effective tax rates or adverse outcomes resulting from tax examinations; unanticipated costs of environmental regulation, including changes that could affect sales of our products; failure to maintain sufficient cash in the U.S.; failure to protect or enforce our intellectual property rights; disruptions in relationships with key customers or any material adverse change in their business; possible future indebtedness that may impair our ability to operate our business successfully; extended business interruption at our facilities; the timing and amount of common share repurchases, if any; and the risk factors set forth in Part 1, Item 1a of our Annual Report on Form 10-K for the year ended December 31, 2014.

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OM Group Contact: Rob Pierce, Vice President, Finance, +1.216.263.7489

OM Group, Inc. and Subsidiaries
Unaudited Condensed Consolidated Balance Sheets

	March 31, 2015	December 31, 2014
(in millions)
ASSETS
Current assets
Cash and cash equivalents	$53.1	$91.7
Accounts receivable, net	152.2	134.5
Inventories	214.2	228.4
Other current assets	25.8	21.5
Total current assets	445.3	476.1
Property, plant and equipment, net	277.3	308.3
Goodwill	244.5	252.6
Intangible assets, net	296.7	324.8
Other non-current assets	48.3	57.7
Total assets	$1,312.1	$1,419.5

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Revolving credit facility	$40.1	$12.5
Accounts payable	78.3	74.7
Accrued employee costs	34.9	34.9
Purchase price of VAC payable to seller	4.1	46.2
Other current liabilities	50.9	57.4
Total current liabilities	208.3	225.7
Deferred income taxes	67.5	74.8
Pension liabilities	223.3	244.4
Other non-current liabilities	34.2	37.7
Total equity	778.8	836.9
Total liabilities and equity	$1,312.1	$1,419.5

Certain financial data may have been rounded. As a result of such rounding, the totals of data presented in this document may vary slightly from the actual arithmetical totals of such data.

OM Group, Inc. and Subsidiaries
Unaudited Condensed Consolidated Statements of Operations
(in millions, except per share data)	Three Months Ended March 31,
	2015	2014
Net sales	$247.8	$261.7
Cost of goods sold	197.5	199.8
Gross profit	50.3	61.9
Selling, general and administrative expenses	54.8	53.4
Operating profit	(4.5)	8.5
Other income (expense):
Interest expense	(0.6)	(0.7)
Foreign exchange loss	(4.4)	(0.3)
Gain (loss) on divestiture of Advanced Materials business	2.0	(0.2)
Charges associated with VAC arbitration conclusion	(10.4)	—
Other income (expense), net	2.9	(0.6)
Income (loss) from continuing operations before income tax expense	(15.0)	6.7
Income tax (benefit) expense	(3.9)	1.4
Income (loss) from continuing operations, net of tax	(11.1)	5.3
Income (loss) from discontinued operations, net of tax	0.1	(0.1)
Consolidated net income (loss)	(11.0)	5.2
Earnings (loss) per common share — basic:
Income (loss) from continuing operations	$(0.37)	$0.17
Income (loss) from discontinued operations	0.01	—
Net income (loss)	$(0.36)	$0.17
Earnings (loss) per common share — assuming dilution:
Income (loss) from continuing operations	$(0.37)	$0.16
Income (loss) from discontinued operations	0.01	—
Net income (loss)	$(0.36)	$0.16
Weighted average shares outstanding
Basic	30.3	31.5
Assuming dilution	30.3	31.9

Dividends declared per common share	$0.0825	$0.0750

OM Group, Inc. and Subsidiaries
Unaudited Condensed Consolidated Statements of Cash Flows
	Three Months Ended March 31,
(in millions)	2015	2014
Operating activities
Consolidated net income (loss)	$(11.0)	$5.2
Adjustments to reconcile consolidated net income (loss) to net cash used for operating activities:
(Gain) loss from discontinued operations	(0.1)	0.1
Depreciation and amortization	14.9	18.1
Amortization of deferred financing fees	0.3	0.3
Share-based compensation expense	3.2	2.6
Foreign exchange loss	4.4	0.3
(Gain) loss on divestiture of Advanced Materials business	(2.0)	0.2
Deferred income tax benefit	(0.7)	(1.0)
Other non-cash items	(1.2)	1.0
Changes in operating assets and liabilities, excluding the effect of divestitures:
Accounts receivable	(27.5)	(0.8)
Inventories	(3.9)	(4.0)
Accounts payable	9.2	(20.8)
Other, net	(0.8)	(4.0)
Net cash used for operating activities	(15.2)	(2.8)
Investing activities
Expenditures for property, plant and equipment	(4.6)	(3.2)
Cash received from acquisition purchase price adjustments	1.5	—
Proceeds from sale of property	1.2	—
Net cash used for investing activities	(1.9)	(3.2)
Financing activities
Payments related to VAC purchase price payable	(41.8)	—
Net proceeds from revolving credit facility	27.6	—
Dividends paid	(2.5)	(2.4)
Proceeds from exercise of stock options	0.1	0.5
Debt issuance costs	(0.1)	(0.1)
Payment related to surrendered shares	(0.5)	(0.7)
Net cash used for financing activities	(17.2)	(2.7)
Effect of exchange rate changes on cash	(4.2)	(0.1)
Cash and cash equivalents
Decrease from continuing operations	(38.5)	(8.8)
Discontinued operations - net cash used for operating activities	(0.1)	—
Balance at the beginning of the period	91.7	118.4
Balance at the end of the period	$53.1	$109.6

OM Group, Inc. and Subsidiaries
Unaudited Segment Information

	Three Months Ended March 31,
(in millions)	2015	2014
Net sales
Magnetic Technologies	$104.3	$129.2
Battery Technologies	39.7	40.5
Specialty Chemicals	75.1	76.9
Advanced Materials	28.7	15.1
	$247.8	$261.7

Operating profit (loss)
Magnetic Technologies (a)	$(0.6)	$5.7
Battery Technologies (b)	3.0	6.3
Specialty Chemicals (a)	6.3	7.4
Advanced Materials	(0.8)	(1.0)
Corporate (a)	(12.4)	(9.9)
	$(4.5)	$8.5

(a) The first quarter of 2015 included costs related to enterprise initiatives, including fees related to a potential proxy contest and competitive repositioning and cost optimization opportunities announced on February 18, 2015 of $0.6 million in Magnetic Technologies, $0.9 million in Specialty Chemicals, and $2.0 million in Corporate. Certain of these opportunities are subject to ongoing negotiations with employee works councils and unions.
(b) The first quarter of 2015 includes costs related to inventory purchase accounting step-up charges of $1.0 million related to the Yardney acquisition in Battery Technologies.

OM Group, Inc. and Subsidiaries
Unaudited Non-U.S. GAAP Financial Measures, Adjusted Operating Profit and Adjusted EBITDA

Three Months Ended March 31, 2015
(in millions)	Magnetic Technologies	Battery Technologies	Specialty Chemicals	Corporate	Subtotal	Advanced Materials	Consolidated
Operating profit (loss) - as reported	$(0.6)	$3.0	$6.3	$(12.4)	$(3.7)	$(0.8)	$(4.5)
Charges related to initiatives	0.6	—	0.9	2.0	3.5	—	3.5
Yardney inventory purchase accounting step up	—	1.0	—	—	1.0	—	1.0
Adjusted operating profit	—	4.0	7.2	(10.4)	0.8	(0.8)	—
Depreciation and amortization	8.6	3.0	3.2	0.1	14.9	—	14.9
Adjusted EBITDA	$8.6	$7.0	$10.4	$(10.3)	$15.7	$(0.8)	$14.9

Three Months Ended March 31, 2014
(in millions)	Magnetic Technologies	Battery Technologies	Specialty Chemicals	Corporate	Subtotal	Advanced Materials	Consolidated
Operating profit (loss) - as reported	$5.7	$6.3	$7.4	$(9.9)	$9.5	$(1.0)	$8.5
Depreciation and amortization	11.8	2.6	3.6	0.1	18.1	—	18.1
EBITDA	$17.5	$8.9	$11.0	$(9.8)	$27.6	$(1.0)	$26.6

In order to assist readers of our financial statements in understanding the operating results that the Company's management uses to evaluate the business, we are providing adjusted operating profit and adjusted EBITDA, both of which are non-U.S. GAAP financial measures. The Company's management believes that these are important metrics in evaluating the performance of the Company's business, providing a baseline for evaluating and comparing our operating results and isolating the impact of certain items on our results. The table above presents a reconciliation of the Company's U.S. GAAP operating profit - as reported to adjusted operating profit and adjusted EBITDA. The non-U.S. GAAP financial information set forth in the table above should not be construed as an alternative to reported results determined in accordance with U.S. GAAP.

OM Group, Inc. and Subsidiaries
Unaudited Non-U.S. GAAP Financial Measures
	Three Months Ended		Three Months Ended
	March 31, 2015		March 31, 2014
(in millions, except per share data)	$	Diluted EPS	$	Diluted EPS
Income (loss) from continuing operations - as reported	$(11.1)	$(0.37)	$5.3	$0.16
Add (less):
(Gain) loss on Advanced Materials divestiture	(2.0)	(0.07)	0.2	0.01
Charges related to initiatives	3.5	0.12	—	—
Yardney inventory purchase accounting step up	1.0	0.03	—	—
Charges associated with VAC arbitration conclusion	10.4	0.34	—	—
Gain on sale of property	(3.4)	(0.11)	—	—
Tax effect of special items	(3.7)	(0.12)	—	—
Adjusted income (loss) from continuing operations	$(5.3)	$(0.18)	$5.5	$0.17
Exclude: Operating results from divested Advanced Materials business, net of tax	(1.4)	(0.05)	(1.1)	(0.03)
Adjusted income (loss) from continuing operations - excluding Advanced Materials	$(3.9)	$(0.13)	$6.6	$0.20
Weighted average shares outstanding - diluted		30.3		31.9
In order to assist readers of our financial statements in understanding the operating results that the Company's management uses to evaluate the business, we are providing adjusted income from continuing operations and adjusted earnings per common share - assuming dilution, both of which are non-U.S. GAAP financial measures. We are also providing the amounts as adjusted to exclude the results of the divested Advanced Materials business. The Company's management believes that these are important metrics in evaluating the performance of the Company's business, providing a baseline for evaluating and comparing our operating results and isolating the impact of certain items on our results. The table above presents a reconciliation of the Company's U.S. GAAP income from continuing operations - as reported to adjusted income from continuing operations and earnings per common share - assuming dilution, adjusted for both special items as identified in the table and to exclude the results of the divested Advanced Materials business. The non-U.S. GAAP financial information set forth in the table above should not be construed as an alternative to reported results determined in accordance with U.S. GAAP.